UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 03, 2023
First Business Financial Services, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	1-34095	39-1576570
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
401 Charmany Drive
Madison, Wisconsin 53719
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (608) 238-8008
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b- 2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	FBIZ	The Nasdaq Stock Market LLC

Item 5.02. Departure of Directors or Certain Officers, Election of Directors, Appointment of Certain Officers, Compensatory Arrangements of Certain Officers.

Effective January 3, 2023, certain executive officers of First Business Financial Services, Inc. (the “Company”) were appointed to new positions, as follows:

▪David R. Seiler, Chief Operating Officer of the Company since April 2016, was named President and Chief Operating Officer of the Company; and

▪Mark J. Meloy, who joined the Company in 2000 and most recently served as Chief Executive Officer of First Business Bank, has been promoted to Executive Vice President of the Company; and

▪James E. Hartlieb has been named President and Chief Executive Officer of First Business Bank and appointed as a Director of the First Business Bank Board of Directors. Mr. Hartlieb joined First Business Bank in 2009 as Senior Vice President and has served as President since 2015.

Corey A. Chambas, previously the President and Chief Executive Officer of the Company, will continue as its Chief Executive Officer.

Item 8.01. Other Events.
On January 6, 2023, the Company issued a press release announcing the events described in Item 5.02 of this Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

99.1	Press Release dated January 6, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

Signature
    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 6, 2023	FIRST BUSINESS FINANCIAL SERVICES, INC.

	By:	/s/ Corey A. Chambas
	Name:	Corey A. Chambas
	Title:	Chief Executive Officer